                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                         BUTLER MANUFACTURING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                         BUTLER MANUFACTURING COMPANY
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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

                         BUTLER MANUFACTURING COMPANY
                         BMA Tower - Penn Valley Park
                              (P.O. Box 419917)
                       Kansas City, Missouri 64141-0917

                                March 9, 1998

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             AND PROXY STATEMENT


To the Stockholders:

    The annual meeting of stockholders of Butler Manufacturing Company will be held at Atkins Auditorium, Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, on Tuesday, April 21, 1998, beginning at 9:30 a.m., local time for the following purposes:

    1. To elect three directors each for a three year term expiring in 2001;

    2. To transact such other business as may properly come before the meeting.

    Holders of Common Stock of record on the books of the Company at the close of business on February 23, 1998, will be entitled to vote at the meeting or any adjournment thereof. A list of stockholders of the Company as of the close of business on February 23, 1998, will be available for inspection during business hours from April 6, 1998 through the close of business on April 20, 1998 at the Company's offices at BMA Tower, Kansas City, Missouri and will also be available at the meeting.

    STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY SO THAT, IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY NEVERTHELESS BE VOTED.

                              By Order of the Board of Directors,


                              /s/ Robert H. West
                              ---------------------------------------------
                              ROBERT H. WEST
                              Chairman of the Board


                              /s/ Richard O. Ballentine
                              ---------------------------------------------
                              RICHARD O. BALLENTINE
                              Vice President, General Counsel and Secretary


    ----------------------------------------------------------------------
                               PLEASE JOIN US!
    STOCKHOLDERS ARE INVITED TO GATHER IN ROZELLE COURT FOR COFFEE, JUICE AND PASTRIES BEFORE THE MEETING. COMPANY DIRECTORS, EXECUTIVES AND OTHER ASSOCIATES WILL BE PRESENT FROM 9:00 A.M.
    ----------------------------------------------------------------------

                               PROXY STATEMENT

    This Proxy Statement is being furnished in connection with the solicitation of proxies for use at the Company's 1998 annual meeting of stockholders on April 21, 1998, as set forth in the preceding Notice. It is expected that this Proxy Statement and enclosed form of Proxy will be mailed to stockholders commencing March 9, 1998. A returned Proxy will not be exercised if you attend the meeting and choose to cast a ballot, or if you should otherwise give written notice of revocation at any time before it is exercised.

    Holders of common stock of record at the close of business on February 23, 1998, are entitled to vote at the meeting. As of February 23, 1998, there were 7,659,050 shares of common stock outstanding, each share being entitled to one vote. As of February 23, no shares of Class A or Class 1 Preferred Stock were issued.

    Stockholders representing a majority of the common stock outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the meeting. The only matter to be submitted to the Stockholders at the meeting is the election of three directors. If any other matters are properly brought before the meeting, the enclosed proxy permits the stockholder to give discretionary authority to the persons named in the proxy to vote the shares in their best judgment.

    YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

    Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or non-vote will have the same effect as a vote against the matter being voted upon.

    You may revoke your proxy at any time before it is actually voted at the Annual Meeting by (i) delivering written notice of revocation to the Secretary of the Company, (ii) submitting a subsequently dated proxy, or (iii) attending the meeting and withdrawing the proxy. Each unrevoked proxy card properly executed and received prior to the close of the voting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted FOR the election of all directors as nominated.

                        ELECTION OF CLASS C DIRECTORS

NOMINEES.

    The primary purpose for this year's annual meeting is the election of three Class C Directors, each for terms of three years expiring at the Annual Meeting of Stockholders for 2001. The terms of the other two classes of directors do not expire until 1999 (Class A) and 2000 (Class B). Persons elected as directors continue to hold office until their terms expire or until their successors are elected and are qualified.

    Each nominee has consented to be named and to serve if elected. All nominees are current directors. If for any reason any should not be available or able to serve, the proxies will exercise discretionary authority to vote for substitutes proposed by the Board of Directors of the Company.

VOTING.

    By checking the appropriate box on your proxy card you may (i) vote for all of the director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees you identify in the line provided for that choice. The three nominees for director who receive the highest number of votes cast will be elected as directors.



                 CLASS C NOMINEES
                  (TERMS WILL EXPIRE 2001)

           ALAN M. HALLENE

           Retired. Former President, Montgomery Elevator International; Chairman of the Board Organization Committee and member of the Audit Committee.

           Hallene, age 69, has been a Director since 1979. He served as a director of Montgomery Elevator Company from 1960 to 1994 and President, Montgomery Elevator International from 1989 to his retirement in November, 1994. Mr. Hallene is also a director of Pella Corporation, John D. and Catherine T. MacArthur Foundation, and University of Illinois Foundation. He is a trustee of the Butterworth Memorial Trust.

           ROBERT J. NOVELLO

           Chairman, Copeland Corporation; Member of the Audit and Board Organization Committees.

                Novello, age 60, has been a Director since 1996. He has been Chairman of Copeland Corporation, a subsidiary of Emerson Electric Company, since 1987 and until 1998 was also Chief Executive Officer of Copeland and Executive Vice President, Emerson Electric Company. Copeland manufactures compressors for air conditioning systems and for commercial refrigeration equipment. Mr. Novello is a director of the Air Conditioning and Refrigeration Institute. He is also a director of the Northeastern University National Council and the Babson College Graduate Advisory Board.

           ROBERT H. WEST

           Chairman of the Board and Chief Executive Officer; Chairman of the Executive Committee and member of the Board Organization Committee.

                West, age 59, has been a Director since 1975. He joined Butler in 1968, became President in 1978 and Chairman of the Board in 1986. Mr. West is a director of Commerce Bancshares, Inc., Burlington Northern Santa Fe Corporation, Kansas City Power & Light Company, and St. Luke's Hospital. He is a trustee of the University of Missouri at Kansas City.


                 CLASS A DIRECTORS
                  (TERMS EXPIRE 1999)

           HAROLD G. BERNTHAL

           Chairman, CroBern, Inc., Member of the Board Organization and Compensation and Benefits Committees.

                Bernthal, age 69, has been a Director since 1979. He has been Chairman of CroBern, Inc., a health care management and investment company, since 1986. Mr. Bernthal served as Vice Chairman, President and Chief Operating Officer of American Hospital Supply Corporation from 1974 through 1985. He is also a director of Nalco Chemical Company and National Standard Company and a Governing Member, Chicago Symphony Orchestra. He is an honorary director of Valparaiso University.

           C.L. WILLIAM HAW

           President and Chief Executive Officer of National Farms, Inc. Chairman of the Compensation and Benefits Committee and a member of the Board Organization and Executive Committees.

                Haw, age 59, has been a Director since 1983. He has been employed as the President and Chief Executive Officer of National Farms, Inc., a diversified agricultural production company, since 1974. He is also a director of Commerce Bank of Kansas City, N.A.

           DONALD H. PRATT

           President; member of the Executive Committee.

                Pratt, age 60, has been a Director since 1979. He joined Butler in 1965, became Executive Vice President in 1980, and President of the Company in 1986. Mr. Pratt is also a director of American Century Mutual Funds; a director of Atlas Copco North America Inc. and is a trustee of the Midwest Research Institute.


                 CLASS B DIRECTORS
                  (TERMS EXPIRE 2000)

           ROBERT E. COOK

           President and Chief Executive Officer of Frigidaire Home Products, a division of White Consolidated, Inc.; Chairman of the Audit Committee and member of the Compensation and Benefits Committee.

                Cook, age 54, has been a director since July, 1987. He has been President and Chief Executive Officer of Frigidaire Home Products, a division of White Consolidated, Inc., since 1997. Frigidaire Home Products is a manufacturer of major appliances and lawn and garden products. From 1985 to 1997, he was President and CEO of American Yard Products, Inc., a manufacturer of outdoor power equipment.

           ROBERT J. REINTJES, SR.

           President and Chief Executive Officer, Geo. P. Reintjes Co., Inc.; Member of the Audit and Compensation and Benefits Committees.

                Reintjes, age 66, has been President and Chief Executive Officer of Geo. P. Reintjes Co., Inc. of Kansas City, Missouri for over 20 years. Geo P. Reintjes Co., Inc. is a specialty contracting firm which installs refractories and weld overlay in basic industries. He is also a director of Midwest Grain Products, Inc. and Commerce Bank of Kansas City, N.A. and is a trustee of the Francis Families Foundation, Midwest Research Institute, and Benedictine College. He is a member of the Kansas City Crime Commission.

           JUDITH A. ROGALA

           President, Aramark Uniform Services, Aramark Corporation; Member of the Audit and Compensation and Benefits Committees.

                Rogala, age 56, has been a director since 1989. She has been President, Aramark Uniform Services which rents and sells industrial uniforms and image apparel, since 1997. From 1994 to 1997, she was Executive Vice President, Business Services Division, Office Depot Inc., a distributor of office supplies. From 1992 to 1994, she was the CEO and President of EQ-The Environmental Quality Company. She is also a director of Red Roof Inns, Inc. and a member of the Board of Advisors, DSC Logistics, Inc. She is a member of the Economic Club of Chicago, the Committee of 200 and of the Alumni Board, University of New Mexico.

           GARY L. TAPELLA

           President and Chief Executive Officer, Rheem Manufacturing Company; Member of Audit and Board Organization Committees.

                Tapella, age 54, has been a director since January, 1998. He has been President and Chief Executive Officer of Rheem Manufacturing Company since 1991. He has been with Rheem since 1968 serving in various domestic and international operations. Rheem is a manufacturer of residential and commercial central air conditioners, gas and electric furnaces and water heaters. He is immediate past Chairman of the Gas Appliance Manufacturers Association (GAMA), Chairman of the Air Conditioning and Refrigeration Institutes' (ARI) International Committee and a member of the Electrical Manufacturers Association.

CERTAIN INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

    The Board has four standing committees: (1) the Audit Committee, (2) the Executive Committee, (3) the Board Organization Committee, and (4) the Compensation and Benefits Committee. All committees consist of non-employee directors except the Executive and Board Organization Committees. The primary functions of the committees are described below.

    During 1997, the Board met 5 times and the various committees met as follows: Compensation and Benefits - 3 times; Audit - 2 times; Board Organization - 2 times; and the Executive Committee - 1 time. All directors attended 100% of such meetings.

    Non-employee directors are paid a retainer of $20,000 per annum (all in Butler common stock) and $1,000 for attendance at each board and committee meeting and for attendance in connection with special assignments. Attendance by means of conference telephone is compensated at the rate of $1,000 per meeting. Travel allowances are provided where appropriate. The Company provides $50,000 of accidental death and of term life insurance for each non-employee director while the director serves as such and thereafter for those who have served for more than ten years. Directors who are employees of the Company receive no director compensation.

    The Audit Committee recommends to the Board an independent accountant to audit the books and records of the Company and its subsidiaries for the year. It also reviews, to the extent it deems appropriate, litigation and pending claims, the scope, plan and findings of the independent accountant's annual audit and internal audits, recommendations of the auditor, the adequacy of internal accounting controls and audit procedures, the Company's audited financial statements, non-audit services performed by the independent auditor, and fees paid to the independent auditor for audit and non-audit services. The Audit Committee also monitors compliance with the Company's policies concerning business conduct.

    The Executive Committee acts for the Board of Directors upon matters requiring action before the next Board meeting.

    The Board Organization Committee recommends to the Board qualifications for new director nominees, candidates for nomination, the structure of Board committees, the review of director performance and policies concerning compensation and length of service. The Committee considers written recommendations from stockholders concerning these subjects and suggests that they be addressed to the Secretary of the Company. Recommendations for director nominees should provide pertinent information concerning the candidate's background and experience.

    A description of the Compensation and Benefits Committee's responsibilities is set out under "COMPENSATION AND BENEFITS COMMITTEE".

NOMINATING PROCEDURES

    The Company's Bylaws establish a procedure for the nomination of candidates for election to the Board of Directors. Nominations may be made at an annual meeting of stockholders pursuant to the Corporation's notice of meeting, by or at the direction of the Board of Directors, or by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice, who is entitled to vote at the meeting and who complied with the notice procedures set forth. Notice of proposed stockholder nominations for election of directors must also be given to the Secretary not less than 70 days nor more than 90 days before the anniversary date of the last annual meeting for annual meetings and not less than ten days after notice to stockholders for any special meeting for the election of Directors. The notice must contain certain information about each proposed nominee, including his/her age, business and residence addresses and principal occupation, the number of shares of capital stock of the Company beneficially owned by the nominee and such other information as would be required to be included in a proxy statement. Provision is also made for substitution of nominees should a designated nominee be unable or unwilling to stand for election at the meeting. If the Chairman of the meeting of stockholders determines that a nomination was not made in accordance with these procedures, the nomination shall be void. The advance notice requirement permits the Board to inform stockholders in a timely manner about the qualifications of the proposed nominees.

                         BENEFICIAL OWNERSHIP TABLE

    The following table sets forth information regarding beneficial ownership of Butler common stock by all present directors and the executive officers who are listed in the Summary Compensation Table. The table reports ownership as of February 23, 1998. No director or executive officer beneficially owns as much as one percent of all outstanding Butler common stock. The table also sets forth the number of shares beneficially owned and the percentage of ownership of Butler common stock by all directors and executive officers as a group and by each person who was known by the Company to own beneficially as much as five percent of the total outstanding shares of Butler common stock as of February 23, 1998.


                                                         AMOUNT AND NATURE          PERCENT OF
                                                            OF BENEFICIAL          COMMON STOCK
STOCKHOLDER                                                  OWNERSHIP                OWNED
-----------                                             --------------------          -----
 Robert H. West (a)..........................................   73,520
 Donald H. Pratt (b).........................................   22,547
 Harold G. Bernthal..........................................   10,323
 Robert E. Cook..............................................   10,173
 Alan M. Hallene.............................................    4,773
 C. L. William Haw...........................................    7,173
 Robert J. Novello...........................................      929
 George E. Powell, Jr........................................   25,173
 Robert J. Reintjes, Sr......................................    3,213
 Judith A. Rogala............................................    2,523
 Gary L. Tapella.............................................      100
 Richard O. Ballentine (c)...................................   14,202
 John J. Holland (d).........................................   21,194
 Richard S. Jarman (e).......................................   56,951

 All Directors and Executive Officers as a Group of 25 (f)     422,203                4.23%

 Trustee of Butler Manufacturing Company
 Individual Retirement Asset Account (IRAA) formerly
 Employee Stock Ownership Plan Trust (ESOP) (g)..............  933,545               11.15%

 FMR Corp. and Edward C. Johnson 3d(h).......................  880,650                11.5%

    For purposes of the table a person is deemed to be a beneficial owner of shares if the person has or shares the power to vote or dispose of them, or if the person has the right to acquire such power within sixty days through the exercise of a stock option or otherwise ("stock acquisition rights").

    Unless otherwise indicated in the footnotes below, each person had sole voting and investment power over the shares listed under "Amount and Nature of Beneficial Ownership" above. Percentage of ownership is calculated on the basis of 7,659,050 shares outstanding at February 23, 1998, plus the number of shares subject to stock acquisition rights for those persons and groups holding such rights. The stockholders disclaim beneficial ownership in the shares described in the footnotes as being "held by" or "held for the benefit of" other persons.

(a) Includes 8,613 shares allocated to Mr. West's account under the IRAA.

(b) Includes 7,175 shares allocated to Mr. Pratt's account under the IRAA.

(c) Includes 3,837 shares subject to exercisable outstanding stock options, 4,414 shares allocated to Mr. Ballentine's account under the IRAA and 90 shares held by a member of Mr. Ballentine's family. Mr. Ballentine shares voting and investment power with respect to the 90 shares.

(d) Includes 14,000 shares subject to exercisable outstanding stock options and 3,471 shares allocated to Mr. Holland's account under the IRAA.

(e) Includes 37,500 shares subject to exercisable outstanding stock options and 4,964 shares allocated to Mr. Jarman's account under the IRAA.

(f) Includes 155,600 shares subject to exercisable outstanding stock options and 49,721 shares allocated to the accounts of officers under the IRAA.

(g) The shares are held for the benefit of Plan participants. The amount and percent do not include shares mentioned in the preceding footnotes which are allocated to the accounts of officers. Under the Plan, the trustee passes on to participants voting and permitted reinvestment decisions as to allocated shares.

(h) FMR Corp. is the owner of Fidelity Management Trust Company (a Bank that reports beneficial ownership of the Company's Common Stock for institutional accounts) and Fidelity Management Research Company, an investment advisor to several investment companies which also reports beneficial ownership of the Company's common stock. FMR Corp. reports that it is controlled by the family of Edward C. Johnson 3d. The reporting persons and related entities report sole power to vote 558,500 of the shares and sole power to dispose of 880,650 of the shares. The address of FMR Corp. is 82 Devonshire Street, Boston, Mass. 02109.

                     COMPENSATION AND BENEFITS COMMITTEE

     The Compensation and Benefits Committee ("Committee") is composed of five independent outside directors. It is the Committee's responsibility to assure that the Company's policies regarding executive compensation are followed, to recommend changes to the policies, to recommend to the Board the compensation of the Chief Executive Officer and of the President, to review compensation plans for other executive officers and management personnel as recommended by the Chief Executive Officer, and to administer the Company's stock incentive plans. The Committee also reviews proposals concerning the adoption of or material changes to Company pension plans, the financial condition of each plan and the investment performance of each investment advisor. It recommends to the Board the amount of the Company's annual contribution to the Individual Retirement Asset Account plan (formerly the Employee Stock Ownership Plan) and to the Company's 401(k) Plan. The Committee also recommends to the Board the appointment of plan trustees and approves the appointment of investment advisors and actuaries.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Bernthal, Cook, Reintjes and Haw and Ms. Rogala serve as members of the Committee. No Committee member is an officer or former officer of the Company. No Committee or board member has been or is an executive of another company on whose board a Butler executive sits.

              REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
                          ON EXECUTIVE COMPENSATION

     Following is the Compensation and Benefits Committee's Report on the Company's compensation policies and practices with respect to compensation for executive officers.

     COMPENSATION POLICIES APPLICABLE TO BUTLER'S EXECUTIVE OFFICERS. It is the Company's policy that executive officers receive total compensation that is appropriate in light of business unit and corporate performance, and the executive's performance in achieving both annual and strategic goals and that is competitive with compensation levels of companies of comparable type and size. Each factor is considered in arriving at total compensation with business unit performance given greater weight for business unit executives and corporate performance for corporate executives.

     Because of the cyclical nature of the Company's business, the Committee's policy is to conservatively manage fixed compensation and emphasize variable, results-oriented compensation, to achieve a competitive total compensation package for executives. The Committee considers total remuneration data on an annual basis to ensure that the Company is appropriately aligned with the market for executive talent. Companies with whom the Committee compares compensation are companies in the same or related industry as the Company and durable goods manufacturing companies of comparable size as surveyed and reported by independent consulting organizations. While the Committee does not attempt to set executive compensation at any particular competitive level, survey data indicates that the Company's executive compensation is usually below the midpoint of the compensation paid by such comparable companies.

     The key elements of executive compensation are base salary, annual bonus, stock options and restricted stock bonus awards.

     Base salaries for executives are set subjectively within salary ranges which are established for each position based on the surveys mentioned above. Factors typically considered by the Committee in setting base salaries are the CEO's recommendation, individual performance, leadership, tenure and length of time since the last salary adjustment.

     The Company's executive officers are eligible for an annual incentive cash bonus. Bonus amounts are discretionary and are based on corporate affordability and on achievement of personal objectives and of business unit and corporate pretax operating earnings objectives. At the beginning of each year, threshold and target levels of pretax operating earnings for the year are established for the Company and each business unit. Normally, no bonus is awarded unless the threshold level of pretax earnings is met. If the threshold level is met, the Committee will consider bonuses ranging from 5 to 75% of annual base pay depending on how close actual pretax operating earnings are to the established targets. The Committee may also consider individual non-financial performance in determining final amounts of any discretionary bonus awards.

     Long-term incentives are provided exclusively through the grant of stock options and restricted stock bonus awards. Throughout its ninety-seven year history, the Company has had a strong tradition of employee stock ownership at all organizational levels. The belief has been that employee stock ownership encourages close identity of interests among shareholders, executives and operating personnel. Stock options and restricted stock bonus awards are granted at current market price so that executive rewards accrue only as shareholder value increases. The Company believes that as a long-term incentive the Company's stock price provides an appropriate yardstick by which to measure and reward executive performance.

     Stock options and the opportunity to participate in the restricted stock bonus award program are normally granted once a year to a group of senior executives whose positions of responsibility afford them the opportunity to significantly affect the future growth and profitability of the Company. The total number of options granted in any one year will be approximately equivalent to the total number of shares authorized for use in the plan, divided by the number of years the current plan is expected to remain in effect. The number of individual options awarded is discretionary. Among factors considered are the executive's job responsibilities, the Company's strategic priorities, the number of shares currently owned by the executive, and the number of options previously granted to the executive.

     In setting executive compensation, the Committee takes into account a number of other factors including pension benefits, supplemental retirement benefits, insurance and other benefits, that are described in this Proxy Statement.

COMMITTEE'S BASES FOR THE CEO'S COMPENSATION FOR 1997, INCLUDING THE FACTORS AND CRITERIA UPON WHICH THE CEO'S COMPENSATION WAS BASED. With respect to the salary paid to Mr. West for 1997, the Committee took into consideration, in addition to the factors mentioned above, the following: the annual salaries of chief executive officers of the comparable companies described above; the Company's level of profitability in 1996; and Mr. West's leadership in setting and effecting the long term strategic growth of the Company.

     In 1997, the Company exceeded its target pretax operating earnings goal. Based on these results and on Mr. West's role in promoting the long-term strategic growth of the Company, Mr. West was awarded a bonus of $219,400.

     This report is made over the name of each member of the Committee, namely Harold G. Bernthal, Robert E. Cook, C.L. William Haw, Robert J. Reintjes, Jr., and Judith A. Rogala.

                          SUMMARY COMPENSATION TABLE
     The table below shows all plan and non-plan compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and its four most highly compensated executive officers other than the CEO, for services rendered to the Company and its subsidiaries during the periods indicated.


                                 ----------------------------------------------------------------
                                                                 LONG-TERM            ALL OTHER
                                    ANNUAL COMPENSATION        COMPENSATION         COMPENSATION
                                 ------------------------    --------------------- --------------
                                                                   AWARDS
                                                                   ------
                                                              RESTRICTED  STOCK
NAME AND                                                      STOCK (1)   OPTIONS
PRINCIPLE POSITION      YEAR     SALARY    BONUS     OTHER    ($)         (# SHARES)  ($) (2)
--------------------------------------------------------------------------------------------------
Robert H. West          1997     $374,000  $219,400  $ 5,870   None        0           $294,860
Chairman of the         1996     $359,000  $270,000  $ 2,600   None        0           $294,235
Board and Chief         1995     $345,000  $207,000  $   520   None        0           $294,240
Executive Officer

Donald H. Pratt         1997     $292,000  $137,100  $ 1,725   None        0           $200,711
President               1996     $280,000  $154,600  $ 1,300   None        0           $200,235
                        1995     $269,000  $148,000    None    None        0           $201,240

Richard O. Ballentine   1997     $166,425  $ 65,100  $   750   None        O           $ 20,860
Vice President,         1996     $160,000  $ 80,000  $ 1,050   None        0           $ 20,235
General Counsel,        1995     $154,000  $ 77,000  $   360   None        0           $ 19,845
and Secretary

John J. Holland         1997     $174,350  $ 80,000  $   800   $5,000    4,000         $ 46,854
Vice President-         1996     $166,000  $ 83,500  $ 1,050  $15,750      0           $ 46,235
Finance                 1995     $158,000  $ 79,000  $   700   None        0           $ 46,135

Richard S. Jarman       1997     $215,000  $123,100  $ 1,825   None        0           $225,841
President, Bldgs.       1996     $201,000  $101,000  $ 2,850   None        0           $225,428
Division                1995     $193,000  $ 97,000  $ 1,100   None        0           $225,284
--------------------------------------------------------------------------------------------------


(1) * Restricted stock of the value indicated was awarded to Mr. Holland upon his election to receive a portion of his annual bonus in Butler common stock as described under "Restricted Stock Bonus Program." The restricted stock vests on the third anniversary of the date of the award. Dividends are payable on the restricted stock.

(2) * To offset its obligations under the Company's Supplemental Retirement Benefit Plan for executives whose retirement benefit cannot be fully funded through the Company's Base Retirement Plan for Salaried Employees, the Company has agreed to pay the premiums for policies of split dollar life insurance on the lives of such executives. Included in this column is the value of premiums paid in 1997 for Mr. West of $291,000, for Mr. Pratt of $197,000, for Mr. Ballentine of $17,000, for Mr. Holland of $43,000 and for Mr. Jarman of $223,000.

    . Includes $800 for the Company's 1997 contribution to the Individual
      Retirement Asset Account (IRAA), formerly known as the Employee Stock Ownership Plan Trust, and forfeitures allocated for each named executive officer's account.

    . Includes $210 for insurance premiums paid by the Company in 1997 with respect to term life insurance for each named executive officer.

    . Includes the Company's 30% matching contribution for 1997 to the named executive officer's account in the Butler Employees' Savings Trust (a 401(k) plan). $2,850 was allocated to Mr. West's account, $2,701 to Mr. Pratt's, $2,850 to Mr. Ballentine's, $2,844 to Mr. Holland's and $1,831 to Mr. Jarman's.

                          OPTION GRANTS DURING 1997




--------------------------------------------------------------------------------------------------
                                                INDIVIDUAL GRANTS
                   -------------------------------------------------------------------------------
                         NUMBER OF          PERCENT OF
NAME                    SECURITIES              TOTAL                              GRANT DATE
                    UNDERLYING OPTIONS     OPTIONS GRANTED       EXERCISE           PRESENT
                       GRANTED (#) (1)      TO EMPLOYEES      PRICE ($/SH) (2)    VALUE ($) (3)
--------------------------------------------------------------------------------------------------
John J. Holland            4,000                3.5%                $38.75            $57,448
--------------------------------------------------------------------------------------------------


(1) For 1997, all options awarded to the named executive officer by the Compensation and Benefits Committee were long-term incentive awards granted on January 20, 1997. The option vested twelve months after the date of grant. Vesting is accelerated upon death, permanent disability, or a change of control of the Company. The option will expire five years from the date of grant or earlier if employment terminates.

(2) The exercise price per share is the fair market value of the common stock on the date of grant which is the closing price of Butler's common stock on the New York Stock Exchange on the date of grant.

(3) We calculated these values by using the Black-Scholes stock option pricing model.

The model, as we applied it, uses the grant date of January 20, 1997 and the fair market value on that date of $38.75 per share as discussed above. The model also assumes (a) a risk-free rate of return of 5.7% (which was the yield on a U.S. Treasury Strip zero coupon bond with a maturity that approximates the term of the option), (b) a stock price volatility of 39% (calculated using month-end closing prices of Butler common stock on the New York Stock Exchange for the period beginning with January 1, 1993 and ending as of the end of the month preceding the grant date, (c) a constant dividend yield of 1.7% based on the quarterly cash dividend rate of 14 cents per share on the Butler common stock, and (d) an exercise date, on average of five years after grant.

We did not adjust the model for non-transferability, risk of forfeiture, or vesting restrictions. The actual value (if any) an executive officer receives from a stock option will depend upon the amount by which the market price of Butler common stock exceeds the exercise price of the option on the date of exercise. There can be no assurance that the amount stated as "Grant Date Present Value" will actually be realized.

      AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

    The following table sets out the number of exercised and unexercised options and the value of all such in-the-money options held by the named executive officers at December 31, 1997. The Company has no Stock Appreciation Rights
(SARs) outstanding.


------------------------------------------------------------------------------------------------------------
                SHARES         1997 STOCK        NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
               ACQUIRED      OPTION EXERCISES           OPTIONS                     IN-THE-MONEY OPTIONS
               ON EXERCISE   ----------------     AT DECEMBER 31,1997            AT DECEMBER 31,1997 (1)
               ----------         VALUE           --------------------           ------------------------
      NAME       (#)          REALIZED (1)     EXERCISABLE   UNEXERCISABLE      EXERCISABLE  UNEXERCISABLE
------------------------------------------------------------------------------------------------------------
R. H. West         0                $0               0                 0                  $0          $0
------------------------------------------------------------------------------------------------------------
D. H. Pratt        0                $0               0                 0                  $0          $0
------------------------------------------------------------------------------------------------------------
R. Ballentine  1,000           $25,955           3,837                 0             $80,884          $0
------------------------------------------------------------------------------------------------------------
J. H. Holland      0                $0          10,000             4,000            $210,800          $0
------------------------------------------------------------------------------------------------------------
R. S. Jarman   8,975          $206,216          37,500                 0            $790,500          $0
------------------------------------------------------------------------------------------------------------

(1) Reflects the amount by which the fair market value of Butler stock exceeded (in the case of exercised options) or exceeds (in the case of unexercised options) the option price. At December 31, 1997, the Company's stock price was $32.25.

                              PENSION PLAN TABLE

    The following table shows estimated annual benefits payable upon retirement at age 65 to salaried employees in the specified compensation and years of service classifications. Average compensation generally means income reported on Federal Income Tax withholding statements each year, including salary, bonus, and other annual compensation but excluding relocation expenses, and contributions the Company makes to provide benefits under other employee benefit plans.

     The average compensation is the employee's average compensation for the five consecutive calendar years in which compensation is the highest during the participant's entire completed calendar years of continuous employment. Benefits are calculated on the assumption that the benefits will be payable over the participant's lifetime and that no survivor benefits (which would reduce the benefit shown) are to be paid. The benefits shown in the table are subject to a deduction for the monthly income value of IRAA benefits and of the cash value or death benefits of split dollar life insurance, if any. Average compensation and years of credited service for the individuals named in the compensation table at December 31, 1997 were: Mr. Ballentine, $206,354 and 23 years; Mr. Jarman, $253,522 and 23 years; Mr. Pratt, $366,422 and 33 years; Mr. Holland, $212,052 and 18 years; and Mr. West, $493,218 and 29 years.

                          ESTIMATED ANNUAL PENSION FOR YEARS OF CREDITED SERVICE
                          ------------------------------------------------------
AVERAGE COMPENSATION      10               20                 30           40
--------------------      --               --                 --           --
   $200,000             $31,500         $63,000             $94,400     $126,700
    250,000              39,700          79,500             119,200      159,700
    300,000              48,000          96,000             143,900      192,700
    350,000              56,200         112,500             168,700      225,700
    400,000              64,500         129,000             193,400      258,700
    450,000              72,700         145,500             218,200      291,700
    500,000              81,000         162,000             242,900      324,700
    550,000              89,200         178,500             267,700      357,700
    600,000              97,400         194,800             292,100      390,300

DEFERRED COMPENSATION PLAN

     The Company has an executive deferred compensation plan that allows approximately 60 executives to defer up to 25% of their annual salary and up to 100% of any incentive pay. The amount deferred is credited with interest at the end of each calendar year. Participants must defer their compensation until a specified date, their retirement, termination of employment or a change in control of the Company (as defined) and may elect to take the balance of their deferred cash account at the end of the deferral period in a lump sum or in monthly payments. They must begin taking payments from their account no later than age 70. Messrs. West, Ballentine, and Jarman participated in this Plan in 1997.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

     The Company has Change of Control Employment Agreements with six executive officers, including Messrs. Ballentine, Holland, Pratt and West. The Agreements provide that upon a change of control (as defined in the Agreements), the executive shall be entitled to receive until the third anniversary of the change in control a base salary, annual cash bonuses and other fringe benefits at the highest levels provided to the executive during certain periods immediately preceding the change in control. Upon a termination of the executive other than for cause, or upon the executive's resignation for good reason (as defined) or resignation during a thirty (30) day period following the first anniversary of the change of control, the executive is entitled to receive a lump sum cash payment consisting of (a) the executive's base salary through the date of termination, (b) a proportionate bonus based upon the executive's annual bonus for the last three fiscal years, (c) three times the sum of the base salary plus bonus the executive is entitled to under the Agreement, (d) other accrued obligations, and (e) the difference between the actuarial equivalent of the retirement benefit the executive would receive if he remained employed for the Employment Period and the actuarial equivalent of the executive's actual retirement benefit. In addition, for the remainder of the Employment Period, the executive is entitled to continued employee welfare benefits, including life and family health insurance. If any payment to the executive, whether pursuant to the Agreement or otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive shall be entitled to receive an additional payment equal to the excise tax and other taxes with respect thereto. The Agreements continue for a three year term with provision for automatic renewal. Benefits are provided subsequent to the expiration of the Agreement if a change of control occurs during the initial or any renewal term.

                        RESTRICTED STOCK BONUS PROGRAM

     The Company has a Restricted Stock Bonus Program that allows approximately 15 senior executives, including Messrs. Ballentine, Holland, Jarman and Pratt, to elect to receive up to 50% of their annual bonus in the Company's common stock ("Bonus Stock"). If the eligible executive makes such an election, the Company will match the Bonus Stock at a 50% rate ("Match Stock"). The Match Stock is restricted and not transferable for 3 years. If the Executive's employment is terminated prior to the end of 3 years (other than due to retirement, disability, or a change of control of the Company), or if the Executive transfers his or her Bonus Stock during the 3-year period, the Match Stock will be forfeited. The principal purpose of the Program is to increase share ownership among senior executives and encourage close identity of interests among them and shareholders.

                              PERFORMANCE GRAPH


        The following line graph compares, for five years, beginning December 31, 1992, the yearly percentage change in the Company's cumulative total shareholder return with the CRSP (Center for Research in Security Prices) New York Stock Exchange (NYSE) Stock Market Index and the Media General "Other Building Material Group" Index. The graph assumes $100 invested at December 31, 1992 and reinvestment of dividends.

        The Company's stock is traded on the NYSE. The Media General Other Building Material Group index is an industry index published by Media General Financial Services which includes the Company. This index is only generally related to the Company's market's. Two of the Company's direct competitors, American Buildings Company and NCI Building Systems, Inc., are included. Conversely, the Media General index includes firms such as Armstrong World Industries, Inc., Owens Corning Fiberglas Corporation, USG Corporation and Republic Group, Inc., whose products do not compete with the Company's.




                                   [GRAPH]








                      1992      1993      1994      1995      1996      1997
Butler Mfg.         100.00     200.90    247.80    444.40    464.70    375.80
Media General       100.00     123.00    108.73    143.98    159.98    187.25
NYSE                100.00     110.50    110.40    149.70    181.50    241.10


INDEPENDENT PUBLIC ACCOUNTANTS

        Representatives of Arthur Andersen LLP, independent certified public accountants, which audited the books, records and accounts of the Company for 1997, will be present at the stockholders meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

        The selection of the independent certified public accountants to audit the books, records and accounts of the Company for 1998 will be made by the Directors at its April, 1998 meeting based upon the recommendation of the Audit Committee. Members of the Committee at that time will be Robert J. Reintjes, Sr. (Chairman), Alan M. Hallene, C.L. William Haw, Judith A. Rogala and Gary L. Tapella.

PROXY SOLICITATIONS AND OTHER MATTERS

        The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, banks or other persons for reasonable expenses in sending proxy material to beneficial owners. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by present and former directors, officers and other employees of the Company who will receive no additional compensation therefor.

        Stockholders who intend to present proposals for inclusion in the Company's proxy statement for the next annual meeting of stockholders on April 20, 1999, must forward them to the Company at BMA Tower (P.O. Box 419917), Penn Valley Park, Kansas City, Missouri 64141-0917, Attention: Secretary, so that they are received not later than February 11, 1999.

                                  By the Order of the Board of Directors


                                  /s/ Richard O. Ballentine

                                  Richard O. Ballentine, Secretary

March 9, 1998

                                       -------------------


                                              BUTLER
                                          MANUFACTURING
                                             COMPANY


                                         ---------------

                                              NOTICE
                                                OF
                                          ANNUAL MEETING
                                                OF
                                           STOCKHOLDERS
                                               AND
                                         PROXY STATEMENT

                                         ---------------


                                          TIME AND PLACE

                                     Tuesday, April 21, 1998
                                            9:30 a.m.

                                        Atkins Auditorium
                                   Nelson-Atkins Museum of Art
                                         4525 Oak Street
                                      Kansas City, Missouri



                                       -------------------

                                                                                                                              PROXY
                                                           [BUTLER LOGO]
                                                    BUTLER MANUFACTURING COMPANY
                                         P.O.BOX 419917, KANSAS CITY, MISSOURI 64141-0917
                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Donald H. Pratt, C.L. William Haw and Robert H. West, or any of them, each with full power to appoint his substitute, proxies to vote, in the manner specified below, all of the shares of common stock of Butler Manufacturing Company, held by the undersigned at the Annual Meeting of Stockholders to be held on April 21, 1998 or at any adjournment thereof.

1.   Election of three Class C Directors - Nominees:  ALAN M. HALLENE, ROBERT J. NOVELLO, ROBERT H. WEST

     [ ] FOR all Nominees                            [ ] AUTHORITY WITHHELD from all Nominees
     [ ] FOR all Nominees, except vote withheld for the following Nominee(s):_______________________________

2.   In your discretion, you are authorized to vote upon such other business as may properly come before the meeting.

      The Board of Directors recomends a vote FOR the Director Nominees.


                                      BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD











(SEE REVERSE SIDE FOR MATTERS TO BE VOTED ON)

The undersigned has received the Company's Annual Report for 1997 and its Proxy Statement. This Proxy is revocable and it shall not be voted if the undersigned is present and voting in person. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THE
SHARES WILL BE VOTED "FOR" ALL NOMINEES.




                                                       ----------------------------------------------------------------------------
                                                                                 Stockholder's Signature

                                                       ----------------------------------------------------------------------------
                                                                                 Stockholder's Signature
                                                       Date:
                                                            -----------------------------------------------------------------------
                                                       (Please sign exactly as your name(s) appear. All joint owners must sign:
                                                       executors, trustees, custodians, etc, should indicate the capacity in which they are signing.) PLEASE RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING
                                                       ENVELOPE.

                                                           [BUTLER LOGO]

                                                         INSTRUCTION CARD

INSTRUCTION TO:     UMB Bank, N.A., Trustee of the Butler Manufacturing Company Individual Retirement Asset Account (IRAA) and
                    Fidelity Management Trust Company, Trustee of the Butler Employee Savings Trust (BEST) and Galesburg Hourly
                    Employee Savings Trust (GHEST), for voting at the Annual Meeting of Stockholders of Butler Manufacturing
                    Company on April 21, 1998.

Please vote the shares held by you for my IRAA stock account and/or Butler Common Stock Fund as specified below.

1.   Election of three Class C Directors - Nominees:  ALAN M. HALLENE, ROBERT J. NOVELLO, ROBERT H. WEST

     [ ] FOR all Nominees.                            [ ] AUTHORITY WITHHELD from all Nominees,
     [ ] FOR all nominees, except vote withheld for the following Nominee(s):_______________________________

2.   In your discretion, you are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR the Director Nominees.


                                      BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD








                                           (See reverse side for matters to be voted on)

The undersigned has received the Company's Annual Report for 1997 and its Proxy Statement.  IF THE INSTRUCTION CARD IS NOT RETURNED
OR IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED INSTRUCTION CARD IS RETURNED, THE SHARES CREDITED IN THE IRAA STOCK ACCOUNT
AND/OR THE BEST OR GHEST BUTLER COMMON STOCK FUND WILL BE VOTED ON EACH BALLOT ITEM IN THE SAME PROPORTION AS THE TRUSTEE HAS BEEN
INSTRUCTED TO VOTE BY PARTICIPANTS GIVING VALID INSTRUCTIONS.


                                                                  ----------------------------------------------------------------
                                                                                         Participant's Signature

                                                                  ----------------------------------------------------------------
                                                                                                   Date

                                                                  (Please complete, date and sign exactly as your name appears,
                                                                  RETURN CARD PROMPTLY IN ACCOMPANYING ENVELOPE.)